WILLIS LEASE FINANCE CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Willis Lease Finance Corporation (the "Corporation"):

                  Optionee:  1~

                  Grant Date:

                  Vesting Commencement Date:

                  Exercise Price:

                  Number of Option Shares:

                  Expiration Date:

                  Type of Option:  Incentive Stock Option

                  Exercise Schedule: The Option shall become exercisable in four
                  (4) equal successive annual installments measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


                  No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining


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Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                              , 199
------------------------------     --
         Date


                                          WILLIS LEASE FINANCE CORPORATION


                                          By:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


                                          --------------------------------------
                                          1~, OPTIONEE

                                          Address:
                                                 -------------------------------

                                          --------------------------------------

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2.